EX-28.g.7

JOINDER AND SIXTH AMENDMENT TO SECURITIES LENDING AGREEMENT

This Joinder and Sixth Amendment (“Joinder”) to the SECURITIES LENDING AGREEMENT, dated August 5, 2009, as amended or supplemented from time to time (the “Agreement”), between NATIONWIDE VARIABLE INSURANCE TRUST (“Lender”) on behalf of each series thereof as set forth on Schedule A to the Agreement (each, a “Fund”) and JPMORGAN CHASE BANK, N.A. (“J.P. Morgan”), is made and entered into as of February 4, 2022, by and among the Lender, NATIONWIDE MUTUAL FUNDS (“New Lender”) on behalf of each series thereof as set forth on Annex 1 hereto (each, a “New Fund”) and J.P. Morgan.

W I T N E S S E T H:

WHEREAS, the Lender and J.P. Morgan entered into the Agreement;

WHEREAS, New Lender requests that J.P. Morgan provide securities lending services to New Lender on behalf of the New Funds under the terms and conditions set forth in the Agreement; and

WHEREAS, J.P. Morgan agrees to provide such services to the New Lender pursuant to the terms and conditions set forth in the Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereby agree as follows:

1.	Definitions. Unless otherwise defined herein, defined terms used in this Joinder shall have the meaning ascribed to such terms in the Agreement.

2.	Joinder. New Lender hereby agrees to be subject to and bound by the terms and conditions of the Agreement.

3.	Amendments. The Agreement shall be amended as follows:

(A)	Addition of New Lender.

i.	The definition of the term “Lender” hereby includes NATIONWIDE MUTUAL FUNDS and NATIONWIDE VARIABLE INSURANCE TRUST. Each shall be individually known as a Lender.

ii.	The definition of the term “Fund” hereby includes the New Funds set forth on Annex 1 hereto, in addition to the existing Funds.

iii.

Existing Schedule A to the Agreement is hereby deleted in its entirety and the version of Schedule A attached hereto shall be substituted in lieu thereof, representing all eligible lending funds under this Agreement.

(B)	Fee Split.

i.	Section 8(a) of the Agreement shall be amended by deleting each reference to “12.5%” contained therein and replacing it with “10%.”

(C)	Investment Guidelines.

i.	Existing Appendix 1 to the Agreement is hereby deleted in its entirety and the version of Appendix 1 attached hereto shall be substituted in lieu thereof.

(D)	Acceptable Collateral.

i.	Existing Appendix 3 to the Agreement is hereby deleted in its entirety and the version of Appendix 3 attached hereto shall be substituted in lieu thereof.

(E)	Save as amended by this Joinder, the Agreement shall remain in full force and effect.

4.

Representations. Each party represents to the other parties that all representations contained in the Agreement are true and accurate as of the date of this Joinder, and that such representations are deemed to be given or repeated by each party, as the case may be, on the date of this Joinder.

5.

Entire Agreement. This Joinder and the Agreement and any documents referred to in each of them, constitutes the whole agreement between the parties relating to their subject matter and supersedes and extinguishes any other drafts, agreements, undertakings, representations, warranties and arrangements of any nature, whether in writing or oral, relating to such subject matter. If any of the provisions of this Joinder are inconsistent with or in conflict with any of the provisions of the Agreement then, to the extent of any such inconsistency or conflict, the provisions of this Joinder shall prevail as between the parties.

6.

Counterparts. This Joinder may be executed in any number of counterparts which together shall constitute one agreement. Each party hereto may enter into this Joinder by executing a counterpart and this Joinder shall not take effect until it has been executed by both parties.

7.	Law and Jurisdiction. This Joinder shall be governed by, and construed in accordance with, the laws of the State of New York.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Joinder as of the date first above written.

NATIONWIDE VARIABLE INSURANCE TRUST		JPMORGAN CHASE BANK, N.A.

By:	/s/ Lee T. Cummings	By:	/s/ Joseph Ruggerio
Name:	Lee T. Cummings	Name:	Joseph Ruggerio
Title:	Senior Vice President	Title:	Executive Director

NATIONWIDE MUTUAL FUNDS

By:	/s/ Lee T. Cummings
Name:	Lee T. Cummings
Title:	Senior Vice President

Schedule A

Nationwide Mutual Funds

Nationwide Allianz GI International Growth Fund

Nationwide American Century Small Cap Income Fund

Nationwide Amundi Global High Yield Fund

Nationwide Amundi Strategic Income Fund

Nationwide Bailard Cognitive Value Fund

Nationwide Bailard International Equities Fund

Nationwide Bailard Technology & Science Fund

Nationwide BNY Mellon Core Plus Bond ESG Fund

Nationwide BNY Mellon Disciplined Value Fund

Nationwide BNY Mellon Dynamic U.S. Core Fund

Nationwide Bond Fund

Nationwide Bond Index Fund

Nationwide Bond Portfolio

Nationwide Destination 2025 Fund

Nationwide Destination 2030 Fund

Nationwide Destination 2035 Fund

Nationwide Destination 2040 Fund

Nationwide Destination 2045 Fund

Nationwide Destination 2050 Fund

Nationwide Destination 2055 Fund

Nationwide Destination 2060 Fund

Nationwide Destination 2065 Fund

Nationwide Destination Retirement Fund

Nationwide Diamond Hill Large Cap Concentrated Fund

Nationwide Emerging Markets Debt Fund

Nationwide Fund

Nationwide Geneva Mid Cap Growth Fund

Nationwide Geneva Small Cap Growth Fund

Nationwide Global Sustainable Equity Fund

Nationwide Government Money Market Fund

Nationwide GQG US Quality Equity Fund

Nationwide Inflation-Protected Securities Fund

Nationwide International Index Fund

Nationwide International Small Cap Fund

Nationwide Investor Destinations Aggressive Fund

Nationwide Investor Destinations Conservative Fund

Nationwide Investor Destinations Moderate Fund

Nationwide Investor Destinations Moderately Aggressive Fund

Nationwide Investor Destinations Moderately Conservative Fund

Nationwide Loomis All Cap Growth Fund

Nationwide Loomis Core Bond Fund

Nationwide Loomis Short Term Bond Fund

Nationwide Mid Cap Market Index Fund

Nationwide Multi-Cap Portfolio

Nationwide NYSE Arca Tech 100 Index Fund

Nationwide S&P 500 Index Fund

Nationwide Small Cap Index Fund

Nationwide Small Company Growth Fund

Nationwide WCM Focused Small Cap Fund

Nationwide Allianz GI International Growth Fund

Nationwide Variable Insurance Trust Funds

NVIT Allspring Discovery Fund

NVIT AllianzGI International Growth Fund

NVIT Allspring Discovery Fund

NVIT American Funds Asset Allocation Fund

NVIT American Funds Bond Fund

NVIT American Funds Global Growth Fund

NVIT American Funds Growth Fund

NVIT American Funds Growth-Income Fund

NVIT Amundi Multi Sector Bond Fund

NVIT AQR Large Cap Defensive Style Fund

NVIT BlackRock Equity Dividend Fund

NVIT BlackRock Managed Global Allocation Fund

NVIT Blueprint Aggressive Fund

NVIT Blueprint Balanced Fund

NVIT Blueprint Capital Appreciation Fund

NVIT Blueprint Conservative Fund

NVIT Blueprint Managed Growth & Income Fund

NVIT Blueprint Managed Growth Fund

NVIT Blueprint Moderate Fund

NVIT Blueprint Moderately Aggressive Fund

NVIT Blueprint Moderately Conservative Fund

NVIT BNY Mellon Core Plus Bond Fund

NVIT BNY Mellon Dynamic U.S. Core Fund

NVIT BNY Mellon Dynamic U.S. Equity Income Fund

NVIT BNY Mellon Sustainable U.S. Equity Fund

NVIT Bond Index Fund

NVIT Columbia Overseas Value Fund

NVIT Core Bond Fund

NVIT DoubleLine Total Return Tactical Fund

NVIT Emerging Markets Fund

NVIT Federated High Income Bond Fund

NVIT Government Bond Fund

NVIT Government Money Market Fund

NVIT GS Emerging Markets Equity Insights Fund

NVIT GS International Equity Insights Fund

NVIT GS Large Cap Equity Insights Fund

NVIT GS Small Cap Equity Insights Fund

NVIT International Equity Fund

NVIT International Index Fund

NVIT Investor Destinations Aggressive Fund

NVIT Investor Destinations Balanced Fund

NVIT Investor Destinations Capital Appreciation Fund

NVIT Investor Destinations Conservative Fund

NVIT Investor Destinations Managed Growth & Income Fund

NVIT Investor Destinations Managed Growth Fund

NVIT Investor Destinations Moderate Fund

NVIT Investor Destinations Moderately Aggressive Fund

NVIT Investor Destinations Moderately Conservative Fund

NVIT iShares Fixed Income ETF Fund

NVIT iShares Global Equity ETF Fund

NVIT J.P. Morgan Mozaic Multi-Asset Fund

NVIT J.P. Morgan U.S. Equity Fund

NVIT Jacobs Levy Large Cap Growth Fund

NVIT Managed American Funds Asset Allocation Fund

NVIT Managed American Funds Growth-Income Fund

NVIT Mid Cap Index Fund

NVIT Multi-Manager Mid Cap Value Fund

NVIT Multi-Manager Small Cap Growth Fund

NVIT Multi-Manager Small Cap Value Fund

NVIT Multi-Manager Small Company Fund

NVIT Neuberger Berman Multi Cap Opportunities Fund

NVIT Real Estate Fund

NVIT S&P 500 Index Fund

NVIT Short Term Bond Fund

NVIT Small Cap Index Fund

NVIT U.S. 130/30 Equity Fund

Appendix 1

Appendix    1

J.P. Morgan Chase Bank, N.A. - Securities Lending Investment Guidelines

Nationwide Variable Insurance Trust and Nationwide Mutual Funds

Separate Account For:

A.	PERMISSIBLE INVESTMENTS: Both fixed-income securities and other instruments with debt-like characteristics on a fixed rate[7] and floating rate[8] basis are permitted, including:

1.	Instruments

(a)	U.S. Treasury Securities [15]

☐	U.S. Treasury Bills, Notes, and Bonds 15a

☐	U.S. Treasury Inflation Protected Securities (TIPS) 15c

∎	CATEGORY NOT APPROVED FOR INVESTMENT

(b)	Non-U.S. Sovereign Government Securities [11]

☐	Government Bills, Notes and Bonds

∎	CATEGORY NOT APPROVED FOR INVESTMENT

(c)	U.S. Government Sponsored Securities or Obligations [14]

☐	U.S. Government Callable Debt 14a

☐	U.S. Government Non-Callable Debt 14b

∎	CATEGORY NOT APPROVED FOR INVESTMENT

(d)	Non-US Sovereign Agency Securities or Obligations 11a

☐	Commercial Paper

☐	Certificates of Deposit and Promissory Notes

☐	Medium-Term Notes

∎	CATEGORY NOT APPROVED FOR INVESTMENT

(e)	Corporate Securities or Obligations, not subordinated [1]

☐	Commercial Paper

☐	Promissory Notes

☐	Corporate Bonds, Medium Term Notes, Investment Agreements, Funding Agreements and Guaranteed Investment Contracts issued by Corporations

∎	CATEGORY NOT APPROVED FOR INVESTMENT

(f)	Debt Securities or Obligations issued by Financial Institutions [2]

☐	Commercial Paper

☐	Certificates of Deposit

☐	Time Deposits

☐	Notes, Banker’s Acceptances, Bank Notes (Bank Bills), Deposit Notes, and Promissory Notes issued by Financial Institutions, not subordinated.

☐	Bonds and Medium Term Notes

∎	CATEGORY NOT APPROVED FOR INVESTMENT

(g)	Structured Credit Securities issued by SPVs, Conduits or under similar structures backed by U.S. Government Agencies or U.S. Government-Sponsored Enterprises, not subordinated [10]

*(where approved, this asset class requires specific agreement from the clients’ Chief Investment Officer or equivalent)

☐	GNMA Mortgage Backed Securities (MBS) 10a

☐	GNMA Collateralized Mortgage Obligations (CMOs) 10b

☐	Mortgage Backed Securities (MBS), non-GNMA 10c

☐	Collateralized Mortgage Obligations (CMOs), non-GNMA 10d

∎	CATEGORY NOT APPROVED FOR INVESTMENT

(h)	Structured Credit Securities issued by SPVs, Conduits or under similar structures, not subordinated [12]

*(where approved, this asset class requires specific agreement from the clients’ Chief Investment Officer or equivalent)

☐	Asset Backed Commercial Paper 12c

☐	Asset Backed Securities (ABSs) 12b

☐	Asset Backed Securities (ABSs) Home Equity loans 12a

☐	Secured Master Notes 12d

☐	Corporate Structured Notes 12e

∎	CATEGORY NOT APPROVED FOR INVESTMENT

(i)	Debt Securities issued by Supranational issuers, not subordinated [3]

☐	CATEGORY APPROVED FOR INVESTMENT

∎	CATEGORY NOT APPROVED FOR INVESTMENT

(j)	Reverse Repurchase Agreements (Reverse Repos) [9] – See Appendix A

∎	CATEGORY APPROVED FOR INVESTMENT (where approved, acceptable collateral types MUST be selected in Appendix A)

☐	CATEGORY NOT APPROVED FOR INVESTMENT

(k)	Money Market Mutual Funds

∎	Shares of a U.S. SEC-Regulated Money Market Fund [16]

(where approved, MUST select 2a-7 money market funds, non 2a-7 funds or both)

∎	2a-7 money market mutual funds

☐	Non-2a-7 money market mutual funds

☐	Shares of a Short Term Money Market Fund as defined by the European Securities and Markets Authority [17]

☐	Shares of a money market managed investment scheme registered by the Australian Securities and Investments Commission (ASIC) [18]

☐	CATEGORY NOT APPROVED FOR INVESTMENT

2.	Currency

Reverse Repurchase Agreement Collateral Currency

∎	Collateral must be denominated in the same currency as the investment

☐	Collateral may be denominated in a different currency to the investment

See Appendix A-XCCY for Cross Currency Reverse Repurchase Agreement Collateral Categories

Investment Currency

All investments must be denominated in the currency of the cash collateral received.

3.	J.P. Morgan or any of its Affiliates

☐	Permissible investments are approved to be acquired through J.P. Morgan or any of its affiliates

☐	Shares of a Money Market Mutual Fund managed by J.P. Morgan or any of its affiliates are permissible

☐	Reverse Repurchase agreements with J.P. Morgan or any of its affiliates as a counterparty are permissible

☐	Securities issued by J.P. Morgan or any of its affiliates are not permissible

∎	J.P. Morgan or any of its affiliates are not permissible for any of the above options in A.3.

J.P Morgan or its Affiliates may earn fees and profits from any of the above-listed activities. Lender acknowledges that such fees and profits are separate from, and in addition to, the fees that J.P. Morgan earns under the Agreement and Lender hereby consents to the receipt by J.P. Morgan or its Affiliates of such fees and profits.

B. CONCENTRATION GUIDELINES

1.	There shall be no concentration limitation on (j), and (k). See section A.1.

2.

For purposes of these guidelines, the term “issuer” means a given entity and its affiliates and an “affiliate” of an issuer means an entity controlling, controlled by, or under common control with, the issuer.

C.	MATURITY GUIDELINES

WAM19 to Final Maturity of the portfolio will not exceed 15 days based upon a calculation done at time of purchase. The WAM to Reset20 as measured by interest reset date may not exceed 15 days .

Fixed Rate Instruments and Floating Rate Instruments (including U.S. Government Securities) shall have a Final Maturity6 that is no more than 1 month following the settlement date.

For extendible securities, J.P. Morgan only regards these as acceptable in cases where the investing agent has control over the extension feature.

For Structured Products, such instruments can be considered for investment on an asset-class basis based upon specific agreement from the clients’ Chief Investment Officer or equivalent. Where approved, structured products shall have an Expected Maturity5 date that is no more than 1 month following the settlement date.

D.	RATINGS GUIDELINES – all ratings referred to in Section D refer to the rating defined at the time of purchase.

1. Ratings

Except with respect to permitted collateral for reverse repurchase agreements, U.S. Treasury Securities, U.S Government Agency Debentures, U.S. Government Sponsored Securities or Obligations and as noted below, a permissible investment must have a minimum rating as provided by a Nationally Recognized Statistical Rating Organization (“NRSRO”) as follows:

Short Term Ratings designated below will be applied to investments maturing in 13 months or less from time of purchase.

In the event that an NRSRO, as designated below, does not provide a Short Term rating for an investment maturing in 13 months or less, a Tier One Long Term Credit Rating21 from that NRSRO will be deemed to have satisfied that NRSRO’s Short Term rating criteria.

2.

An investment without its own rating shall be considered to be rated if the issuer thereof is rated with respect to: (i) a class of short-term debt obligations, in the case of short-term ratings, or (ii) a class of long-term debt obligations, in the case of long-term ratings and in that case shall be deemed to bear the rating of the corresponding rated obligation.

3.

Ratings Downgrades: In the event that a rating is downgraded by an NRSRO below the minimum requirement as indicated in section D: Ratings Guidelines, JPMorgan shall notify the Lender and await instructions as to whether the affected security or instrument should be sold. In the absence of a contrary instruction, JPMorgan shall take no action with respect to the downgraded security or instrument. In no event shall JPMorgan be liable for any consequences of a rating downgrade, including, but not limited to, retention of the affected security or instrument in the absence of a sale instruction from the Lender.

4.

Some ratings may contain an annotation alongside the rating (for example: AAAm (S&P), Aaa-mf (Moody’s), or AAAmmf (Fitch) for Money Market Mutual Funds) to denote the relevant rating agency has assigned the rating according to its specific criteria for the instrument.

(a) U.S. Treasury Securities [15]

∎ ‘CATEGORY NOT APPROVED FOR INVESTMENT’

(b) Non-US Sovereign Government Securities [11]

∎ ‘CATEGORY NOT APPROVED FOR INVESTMENT’

Minimum Short Term Ratings:					Minimum Ratings Based On:

S&P	∎ A-1	☐ NA			∎ Any one
Moody’s	∎ P-1	☐ NA			☐ Any two of three
Fitch	∎ F-1	☐ NA			☐ All selected ratings

Minimum Long Term Ratings:					Minimum Ratings Based On:

S&P	☐ AAA	☐ AA-	☐ A-	☐ NA	☐ Any one
Moody’s	☐ Aaa	☐ Aa3	☐ A3	☐ NA	☐ Any two of three
Fitch	☐ AAA	☐ AA-	☐ A-	☐ NA	☐ All selected ratings

(c) U.S. Government Sponsored Securities or Obligations [14]

∎ ‘CATEGORY NOT APPROVED FOR INVESTMENT’

(d) Non-US Sovereign Agency Securities or Obligations 11a

∎ ‘CATEGORY NOT APPROVED FOR INVESTMENT’

Minimum Short Term Ratings:					Minimum Ratings Based On:

S&P	∎ A-1	☐ NA			∎ Any one
Moody’s	∎ P-1	☐ NA			☐ Any two of three
Fitch	∎ F-1	☐ NA			☐ All selected ratings

Minimum Long Term Ratings:					Minimum Ratings Based On:

S&P	☐ AAA	☐ AA-	☐ A-	☐ NA	☐ Any one
Moody’s	☐ Aaa	☐ Aa3	☐ A3	☐ NA	☐ Any two of three
Fitch	☐ AAA	☐ AA-	☐ A-	☐ NA	☐ All selected ratings

(e) Corporate Securities or Obligations, not subordinated [1]

∎ ‘CATEGORY NOT APPROVED FOR INVESTMENT’

Minimum Short Term Ratings:					Minimum Ratings Based On:

S&P	∎ A-1	☐ NA			∎ Any one
Moody’s	∎ P-1	☐ NA			☐ Any two of three
Fitch	∎ F-1	☐ NA			☐ All selected ratings

Minimum Long Term Ratings:					Minimum Ratings Based On:

S&P	☐ AAA	☐ AA-	☐ A-	☐ NA	☐ Any one
Moody’s	☐ Aaa	☐ Aa3	☐ A3	☐ NA	☐ Any two of three
Fitch	☐ AAA	☐ AA-	☐ A-	☐ NA	☐ All selected ratings

(f) Debt Securities issued by Financial Institutions or Obligations of Financial Institutions [2]

∎ ‘CATEGORY NOT APPROVED FOR INVESTMENT’

Minimum Short Term Ratings:					Minimum Ratings Based On:

S&P	∎ A-1	☐ NA			∎ Any one
Moody’s	∎ P-1	☐ NA			☐ Any two of three
Fitch	∎ F-1	☐ NA			☐ All selected ratings

Minimum Long Term Ratings:					Minimum Ratings Based On:

S&P	☐ AAA	☐ AA-	☐ A-	☐ NA	☐ Any one
Moody’s	☐ Aaa	☐ Aa3	☐ A3	☐ NA	☐ Any two of three
Fitch	☐ AAA	☐ AA-	☐ A-	☐ NA	☐ All selected ratings

(g) Structured Credit Securities issued by SPVs, conduits or under similar structures backed by U.S. Government Agencies or U.S. Government-Sponsored Enterprises [10]

Ratings Requirement: AAA for all available ratings provided by S&P, Moody’s, and Fitch

∎ ‘CATEGORY NOT APPROVED FOR INVESTMENT’

(h) Structured Credit Securities issued by SPVs, conduits or under similar structures, not subordinated [12]

∎ ‘CATEGORY NOT APPROVED FOR INVESTMENT’

Asset Backed Securities (ABSs) 12a

Asset Backed Securities (ABSs) Home Equity loans 12b

Corporate Structured Notes 12e

Ratings Requirement: AAA for all available ratings provided by S&P, Moody’s, and Fitch

Asset Backed Commercial Paper 12c Secured Master Notes 12d

Minimum Short Term Ratings:					Minimum Ratings Based On:

S&P	∎ A-1	☐ NA			∎ Any one
Moody’s	∎ P-1	☐ NA			☐ Any two of three
Fitch	∎ F-1	☐ NA			☐ All selected ratings

Minimum Long Term Ratings:					Minimum Ratings Based On:

S&P	☐ AAA	☐ AA-	☐ A-	☐ NA	☐ Any one
Moody’s	☐ Aaa	☐ Aa3	☐ A3	☐ NA	☐ Any two of three
Fitch	☐ AAA	☐ AA-	☐ A-	☐ NA	☐ All selected ratings

(i) Debt Securities issued by Supranational Entities, not subordinated [3]

∎ ‘CATEGORY NOT APPROVED FOR INVESTMENT’

Minimum Short Term Ratings:					Minimum Ratings Based On:

S&P	∎ A-1	☐ NA			∎ Any one
Moody’s	∎ P-1	☐ NA			☐ Any two of three
Fitch	∎ F-1	☐ NA			☐ All selected ratings

Minimum Long Term Ratings:					Minimum Ratings Based On:

S&P	☐ AAA	☐ AA-	☐ A-	☐ NA	☐ Any one
Moody’s	☐ Aaa	☐ Aa3	☐ A3	☐ NA	☐ Any two of three
Fitch	☐ AAA	☐ AA-	☐ A-	☐ NA	☐ All selected ratings

(j) Reverse Repurchase Agreements [9] (Reverse Repos)

∎ ‘CATEGORY NOT APPROVED FOR INVESTMENT’

Reverse Repurchase Agreements [9] (Reverse Repos) are subject to the reverse repurchase agreement collateral schedule list in Appendix A. Refer to Appendix A for a specific description of collateral types.

(k) Money Market Mutual Funds

∎ ‘CATEGORY NOT APPROVED FOR INVESTMENT’

Minimum Short Term Ratings:					Minimum Ratings Based On:

S&P	☐ A-1	☐ NA			☐ Any one
Moody’s	☐ P-1	☐ NA			☐ Any two of three
Fitch	☐ F-1	☐ NA			☐ All selected ratings

Minimum Long Term Ratings:					Minimum Ratings Based On:

S&P	∎ AAA	☐ AA-	☐ A-	☐ NA	∎ Any one
Moody’s	∎ Aaa	☐ Aa3	☐ A3	☐ NA	☐ Any two of three
Fitch	∎ AAA	☐ AA-	☐ A-	☐ NA	☐ All selected ratings

J.P. Morgan aims to manage securities lending cash collateral in order to provide preservation of principal and maintain portfolio liquidity, while maximizing income in support of securities lending activities.

While J.P. Morgan’s investment approach is a buy-and-hold strategy, under certain circumstances J.P. Morgan may sell out of a position. If J.P. Morgan were to sell out of a position, the client would receive 100% of any realized gain. Positions will not be sold before maturity at a loss unless specifically instructed to do so by the client or in the normal course of operating the securities lending portfolio. Except for investments covered by Section 5(e) of the Securities Lending Agreement, investments are not guaranteed by J.P. Morgan, and involve risk, including possible loss of principal. Lender assumes all risk of loss resulting from an investment. In the event of conflict between these investment guidelines and the Securities Lending Agreement, these investment guidelines shall govern, other than with respect to Section 5(e) of the Securities Lending Agreement, which shall prevail.

Lender should regularly analyze these guidelines to determine their continued appropriateness, recognizing that all investments bear risk and that return of principal is not assured. Please indicate your acceptance of these guidelines by signing in the space provided below.

By signing this document, the client representative certifies that he/she is authorized to do so.

J.P. Morgan Chase Bank, N.A.

Name: George Rennick

Title: Managing Director

Date: 2/7/22

Signed: /s/ George Rennick

Nationwide Variable Insurance Trust and Nationwide Mutual Funds

Name: Lee T. Cummings

Title: SVP

Date: 2/4/22

Signed: /s/ Lee T. Cummings

APPENDIX A - USD: Reverse Repurchase Agreement Collateral Categories

Securities received as collateral must be denominated in the same currency as the investment.

Reverse Repo Collateral	Reverse Repo Collateral Type IMPORTANT NOTE: Includes ALL of the following -	Category Approved
1. U.S. Treasury Securities[15]	• U.S. Treasury Bills, Notes and Bonds15a • U.S. Treasury Strips15b • U.S. Treasury Inflation Protected Issues (TIPS)15c

2. GNMA Mortgage Backed Securities (MBS) (also includes #1)	• GNMA Mortgage Backed Securities (MBS)10a

3. U.S. Government Sponsored Securities or Obligations[14] (also includes #1 & #2)	• Federal National Mortgage Association (FNMA) • Federal Home Loan Bank (FHLB) • Federal Home Loan Mortgage Corp. (FHLMC) • Federal Farm Credit System (FFCB)

4.  U.S. Government Sponsored MBS and Structured Credit Securities, including CMOs & REMICs, issued by SPVs, conduits or under similar structures backed by U.S. Government Agencies or U.S. Government-Sponsored Enterprises[10]

(also includes #’s 1 - 3)

•   U.S. Government Sponsored Security MBS and Structured Credit Securities, including CMOs & REMICs, issued by SPVs, conduits or under similar structures backed by U.S. Government Agencies or U.S. Government-Sponsored Enterprises, as defined within glossary

5. Supranationals3 /Non-US Agencies11a (also includes # 1-4)	• Domicile of agency is within the EU or OECD. Includes Australian Semi Government Bonds and Canadian Provincial Bonds. Subject to a minimum rating of S&P AA- or Moody’s Aa3 or Fitch AA-

6. Money Market Instruments (also includes #’s 1- 4)	• Underlying assets including, but not limited to: Commercial paper, promissory notes, CDs Subject to a minimum rating of S&P A1 and Moody’s P1

7. Corporate Securities or Obligations[1] (also includes #’s 1- 4)	• Corporate Bonds & Medium Term Notes Subject to a minimum rating of S&P AA- and Moody’s Aa3

8. Corporate Securities or Obligations[1] (also includes #’s 1- 4)	• Corporate Debt (including Covered Bonds) Subject to a minimum rating of S&P BBB- and Moody’s Baa3

9. Structured Mortgage Backed Securities issued by SPVs, conduits or under similar structures[12] (also includes #’s 1- 4)

•   Private label Collateralized Mortgage Obligations (CMOs), Mortgage Backed Securities (MBS’s) and Real Estate Mortgage Investment Conduits (REMIC’s); assets may include:

•  Residential mortgage related and can be either senior or subordinated obligations

Subject to a minimum rating of S&P AAA and Moody’s Aaa

10. Structured Credit Securities issued by SPVs, conduits or under similar structures[12] (also includes #’s 1- 4)

•   Private label Collateralized Mortgage Obligations (CMOs), Mortgage Backed Securities (MBS’s) and Real Estate Mortgage Investment Conduits (REMIC’s); assets may include:

•  Aircraft equipment financing, Automobile financing, Credit card receivable, Student loans & Equipment leases

Subject to a minimum rating of S&P AAA and Moody’s Aaa

11. Municipal Securities (also includes #’s 1- 4)	• Municipal Bonds Subject to a minimum rating of S&P AA- or Moody’s Aa3 or Fitch AA-

12. U. S. Equity[4] Securities (also includes #1)	• Equity shares participating in the following indices: • Russell 3000, (including Russell 1000, 2000), S&P 500 and Nasdaq 100

13. Exchange Traded Funds (ETFs)[22] (also includes #1 & 12)	• USD denominated Exchange Traded Funds (ETFs) included within the following Markit ETF lists: • Markit ETF Collateral Physical Equity[23] • Markit ETF Collateral Physical Fixed Income[23]

14. Exchange Traded Funds (ETFs)[22] (also includes #1 & 12)

•   USD denominated Exchange Traded Funds (ETFs). ETFs whose underlying common stock components are listed on the following equity indices, and ETFs whose underlying government bond components are from the following markets:

Equity Indices: Australia - S&P ASX 200 / S&P ASX 300; Austria - ATX; Canada - S&P / TSX Composite Index; Denmark - OMX Copenhagen 20; Finland - OMXH25 / OMHX General Shares; France - CAC40 / CAC Mid 60 / SBF 250; Germany - DAX30 / MDAX / HDAX; Hong Kong - Hang Seng / Hang Seng China Enterprise Index / Hang Seng Composite Index; Japan - Nikkei 225 / Nikkei 300 / TSE Topix;

Netherlands - AEX / Mid Kap; Singapore - STI; Spain - Ibex35; Sweden - OMX 30; Switzerland - SMI / SPI; UK - FTSE 100 / FTSE 250; US - S&P 500 / Russell 3000 / Nasdaq 100

Government Bond Markets: Australia; Austria; Belgium; Canada; Denmark; Finland; France; Germany; Hong Kong; Japan; Luxembourg; Netherlands; New Zealand; Norway; Singapore; Sweden; Switzerland; United Kingdom; United States

15. American Depositary Receipts (ADRs) (also includes #1 ,12 & 14)

ADRs whose underlying common stock is listed on the following indices:

Australia - S&P ASX 200 / S&P ASX 300; Austria - ATX; Canada - S&P / TSX Composite Index; Denmark - OMX Copenhagen 20; Finland - OMXH25 / OMHX General Shares; France - CAC40 / CAC Mid 60 / SBF 250; Germany - DAX30 / MDAX / HDAX; Hong Kong - Hang Seng / Hang Seng China Enterprise Index / Hang Seng Composite Index; Japan - Nikkei 225 / Nikkei 300 / TSE Topix; Netherlands - AEX / Mid Kap; Singapore - STI; Spain - Ibex35; Sweden - OMX 30; Switzerland - SMI / SPI; UK - FTSE 100 / FTSE 250

In the unlikely event where the repo counterparty is unable to supply and deliver securities described above as collateral, a deposit of cash, which is not to be invested, is required to be held overnight to meet the collateral value requirements as specified under the applicable repo agreement. Cash will be in the form of USD.

Nationwide Variable Insurance Trust and Nationwide Mutual Funds		JP Morgan Chase Bank, N.A.

Name:	Lee T. Cummings	Name:	George Rennick
Title:	SVP	Title:	Managing Director
Date:	2/4/22	Date:	2/7/22
Signed:	/s/ Lee T. Cummings	Signed:	/s/ George Rennick

GLOSSARY

[1]

Corporate Securities or Obligations include: unsecured debt issued or guaranteed by a corporation defined as i) a legal personality used to conduct business that has legal independence from the people who create it and has legal rights and responsibilities and ii) an entity that has underlying operations, revenues, and cash flows that are expected to support the repayment of its debt.

•

Short Term Unsecured Debt: Commercial Paper issued by Corporations, including both registered and exempt (pursuant to Sections 3(a)(3) or 4(2) of the Securities Act of 1933) with a maturity less than 270 days.

•	Term Unsecured Debt: Corporate Bonds, Medium Term Notes (“MTNs”) and Promissory Notes (“PNs”) issued by Corporations.

•	Term Unsecured Debt: Investment Agreements (“IAs”), Funding Agreements (“FAs”) and Guaranteed Investment Contracts (“GICs”) issued by Corporations.

[2]

Debt Securities issued by Financial Institutions or Obligations of Financial Institutions include: unsecured debt issued or guaranteed by a financial institution defined as i) an entity that provides financial services for its clients or members or ii) an entity that is under financial regulation from a government authority or iii) an entity that operates as a bank or broker-dealer or iv) an insurance company.

•	Short Term Unsecured Debt: Commercial Paper issued by Financial Institutions, including both registered and exempt (pursuant to Sections 3(a)(3) or 4(2) of the Securities Act of 1933).

•

Term Unsecured Debt: Bonds, Notes, Banker’s Acceptances (“BAs”), Bank Notes (“BNs”), Certificates of Deposit (“CDs”), Deposit Notes (“DNs”) Medium Term Notes (“MTNs”), Promissory Notes (“PNs”) and Time Deposits (“TDs”) issued by Financial Institutions, not subordinated.

[3]

Debt Securities issued by Supranational issuers include: Non-subordinated notes and bonds issued by specified Multilateral Development Banks (MDBs) that are institutions created by a group of countries that provide financing and professional advising for the purpose of development. MDBs have large memberships including both developed donor countries and developing borrower countries.

[4]	Equity: Equity shares registered on an exchange or exchanges.
[5]

Expected Maturity: The time period before which, based on the cash flows expected from assets transferred to the issuer, the particular security being acquired is expected to be fully paid off. The expected maturity is not the legal final maturity as the rating of the transaction is not based on repayment by the expected maturity. It should be noted that the actual maturity could be prior to or after the expected maturity noted at the time of purchase.

[6]

Final Maturity: for instruments with a specific maturity and for purposes of these guidelines, “final maturity” means the earliest/earlier of: (i) the date noted on the face of the instrument as the date on which the principal amount must be paid or (ii) in the case of an instrument with an unconditional put or unconditional demand feature, the date on which the principal amount of the instrument can be recovered by demand.

[7]	Fixed Rate Instruments: instruments (other than Structured Products) with an interest rate that will remain at a predetermined rate for the entire term of the loan.
[8]

Floating Rate Instruments: instruments (other than Structured Products) with a variable interest rate. The adjustments to the interest rate are usually made no less frequently than three months and are tied to a certain money-market index. These instruments are also referred to as a “floater”.

[9]

Reverse Repurchase Agreements (Reverse Repos) include: a transaction under which a lender (buyer / cash provider) agrees to purchase a security from a seller / cash receiver with a simultaneous agreement to resell the asset on a given date and at a pre-specified price. The result is simply a loan at a prescribed rate for a predetermined period while holding the asset as collateral. Reverse repos have their collateral defined either in Master Repo Agreements or in trade confirmations. Haircut levels are determined by the collateral type.

[10]	Structured Credit Securities issued by SPVs, conduits or under similar structures backed by U.S. Government Agencies or U.S. Government-Sponsored Enterprises include:
10a

GNMA Mortgage Backed Securities (MBS) include pass-through certificates (GNMA Certificates) in book-entry form backed by residential mortgage loans, the full and timely payment of principal and interest of which is guaranteed by the Government National Mortgage Association. This category excludes Real Estate Mortgage Investment Conduit (REMIC), Collateralized Mortgage Obligations (CMOs), securities paying interest or principal only and similar derivative securities.

10b

GNMA Collateralized Mortgage Obligations (CMOs) and Real Estate Mortgage Investment Conduits (REMICs) may include Sequential-Pay Classes, Planned Amortization Classes (PACs), Targeted Amortization Classes (TACs), Support Classes (“Companions”), Z-Bonds, Very Accurately Defined Maturity (VADMs), Floaters, Inverse Floaters, Interest Only, Principal Only, and Accrued Classes.

10c

Mortgage Backed Securities (MBS) mortgage participation certificates (FNMA Certificates, FHLMC Certificates) in book-entry form backed residential mortgage loans, the full and timely payment of interest at the applicable certificate rate and the ultimate collection of principal of which are guaranteed by the Federal National Mortgage Association of the Federal Home Loan Mortgage Corporation. This category excludes Real Estate Mortgage Investment Conduit (REMIC), Collateralized Mortgage Obligations (CMOs), securities paying interest or principal only and similar derivative securities).

10d

Collateralized Mortgage Obligations (CMOs) and Real Estate Mortgage Investment Conduits (REMICs) issued by FNMA and FHLMC. Types include, sequential-Pay Classes, Planned Amortization Classes (PACs), Targeted Amortization Classes (TACs), Support Classes (“Companions”), Z-Bonds, Very Accurately Defined Maturity (VADMs), Floaters, Inverse Floaters, Interest Only, Principal Only and Accrued Classes.

[11]

Sovereign Government Securities include: full faith and credit Sovereign obligations of any country other than the U.S. that is a member of the Organization for Economic Co-operation and Development or any country that is a member of the European Union, which shall include securities issued or guaranteed as to principal and interest by such a sovereign, or by its agencies, instrumentalities, establishments or the like. This includes bills, notes, and bonds.

11a

Non-US Sovereign Agency Securities or Obligations include: Sovereign obligations of any country other than the U.S. that is a member of the Organization for Economic Co-operation and Development or any country that is a member of the European Union, which shall include securities issued by such a sovereign, or by its agencies, instrumentalities, establishments or the like. This includes Semi Government Bonds - securities issued by the financing authorities on behalf of the individual state and territory governments of Australia. This includes Provincial Bonds - securities issued by Canada’s provincial governments, backed by the issuing province as to the payment of principal and interest. This includes Commercial Paper, Certificates of Deposit, Medium Term Notes and Bonds that need to be defined by country.

[12]

Structured Credit Securities issued by SPVs, conduits or under similar structures include: debt securities that result from asset securitizations and are either based on pools of assets or collateralized by the cash flows from a specified pool of underlying assets.

12a

Asset Backed Securities (ABSs) defined in Form S-3 of the U.S. Securities Exchange Commission (SEC) as a security that is primarily serviced by the cash flows of a discrete pool of receivables or other financial assets, either fixed or revolving, that by their terms convert into cash within a finite time period plus any rights or other assets designed to assure the servicing or timely distribution of proceeds to the security holders. Underlying assets must be: a) Aircraft equipment financing, b) Automobile financing, c) Credit card receivables, d) Student loans, e) Equipment leases.

12b

Asset Backed Securities (ABSs) Home Equity loans defined in Form S-3 of the U.S. Securities Exchange Commission (SEC) as a security that is primarily serviced by the cash flows of a discrete pool of receivables or other financial assets, which may be either stand-alone items or extensions under a line of credit, that by the terms of the receivable assets or other financial assets convert into cash within a finite time period plus any rights or other assets designed to assure the servicing or timely distribution of proceeds to the security holders. Underlying assets must be residential mortgage related and can be either senior or subordinated obligations.

12c

Asset Backed Commercial Paper (ABCPs): include programs composed of a bankruptcy-remote special purpose vehicle (SPV), or conduit, that issues commercial paper (CP) and uses the proceeds of such issuance primarily to obtain interests in various types of assets, either through asset purchase or secured lending transactions. An ABCP program includes key parties that perform various services for the conduit, credit enhancement that provides loss protection, and liquidity facilities provided by banks that assist in the timely repayment of CP. The repayment of CP issued by a conduit depends primarily on the cash collections received from the conduit’s underlying asset portfolio and a conduit’s ability to issue new CP. ABCPs can be registered and exempt (pursuant to Sections 3(a) (3) or 4(2) of the Securities Act of 1933). Underlying assets can be but are not limited to a) Aircraft equipment financing, b) Automobile financing, c) Credit card receivables, d) Student loans, e) Equipment leases and f) Trade receivables.

12d	Secured Master Notes represent debt issued by Corporations or Financial Institutions secured by assets. They may include put options that accelerate their repayment.
12e

Corporate Structured Notes are hybrid securities that represent a corporate debt obligation, usually issued by a financial institution, but also contains embedded derivatives component with characteristics that adjust the security’s risk/return profile. The return of a structured note is driven by underlying debt obligation and the derivatives embedded within it. Some structured notes are tailored to an investor’s risk and return expectations. Embedded derivatives include futures, options and swaps. SEC Rule 434 (Reg. § 230.434.) covering prospectus delivery requirements defines structured securities as “securities whose cash flow characteristics depend upon one or more indices or that have embedded forwards or options or securities where an investor’s investment return and the issuer’s payment obligations are contingent on, or highly sensitive to, changes in the value of underlying assets, indices, interest rates or cash flows.”

[13]

Structured Products are asset backed securities authorized for investment under these guidelines, including Structured Credit Securities issued by SPVs, conduits or similar structures backed by U.S. Government Agencies or U.S. Government-Sponsored Enterprises and Structured Credit Securities issued by SPVs, conduits or similar structures.

[14]

U.S. Government Sponsored Securities or Obligations include: fixed and floating rate senior debt securities issued by the Federal Home Loan Mortgage Corporation (FHLMC or Freddie Mac), the Federal National Mortgage Association (FNMA or Fannie Mae), Federal Farm Credit Banks (FFCB) or the Federal Home Loan Bank (FHLB) of the U.S. Government.

14a	U.S. Government Callable Debt includes,

(a) Non-amortizing U.S. Dollar-denominated senior debt securities of fixed maturity in book entry form

(b) U.S. Dollar-denominated discount senior notes sold at a discount from their principal amount payable at maturity with an original maturity of 360 days or less in book entry form

14b	U.S. Government Non-Callable Debt includes,

(a) Non-amortizing U.S. Dollar-denominated senior debt securities of fixed maturity in book entry form (b)U.S. Dollar-denominated discount senior notes sold at a discount from their principal amount payable at maturity with an original maturity of 360 days or less in book entry form

[15]	U.S. Treasury Securities: include book-entry securities issued by the U.S. Treasury.
15a

U.S. Treasury Bills, Notes, and Bonds include negotiable debt obligations issued pursuant to USC Title 31, Chapter 31, Section 3104 by the Department of the Treasury backed by the credit of the United States of America.

15b

U.S. Treasury Strips include securities issued by the Department of the Treasury backed by the credit of the United States of America that represent either interest components or principal components stripped from underlying US treasury obligations under the program of the Department of the Treasury called “Separate Trading of Registered Interest and Principal Securities”.

15c

U.S. Treasury Inflation Protected Securities (TIPS)issued by the Department of the Treasury backed by the credit of the United States of America where the principal is changed based on changes in the consumer price index.

[16]

U.S. SEC-Regulated Money Market Mutual Funds: include money market funds registered with the U.S. Securities and Exchange Commission as an investment company regulated by the Investment Company Act of 1940, as amended.

16a

Government Funds: A Government Fund (referred to as a “government money market fund” in Rule 2a-7) invests at least 99.5% of its assets in cash, government securities and/or repurchase agreements fully collateralized with cash or government securities. A Government Fund is permitted to utilize amortized cost accounting to value portfolio securities and seeks to transact at a stable $1.00 NAV. A Government Fund is not required to implement liquidity fees and redemption gates but may reserve the ability to do so if disclosed in the Fund prospectus.

16b

Institutional Prime Funds: An Institutional Prime Fund is a money market fund regulated under Rule 2a-7 that does not qualify as a “retail money market fund” or a “government money market fund” as defined in Rule 2a-7. An Institutional Prime Fund is required to value its portfolio securities based on current market value and must round its NAV per share to the nearest basis point (e.g., $1.0000), which means shares of the Fund may be priced at more or less than $1 as the value of the securities in the Fund fluctuates. This may result in a gain or loss on investment when redemptions are processed and may result in a capital gain or loss. An Institutional Prime Fund is subject to liquidity fees and redemption gates.

[17]

Short Term Money Market Mutual Funds: include money market funds authorized and regulated as a UCITS, conforming to the European Securities and Markets Authority (“ESMA”, previously known as the Committee of the European Securities Regulators) established definition of a Short Term Money Market Fund.

[18]

Australian-Regulated Money Market Mutual Funds: include money market funds registered with Australian Securities and Investments Commission (“ASIC”). A money market fund is a type of mutual fund that is required by law to invest in low-risk securities. These funds have relatively low risks compared to other mutual funds and pay dividends that generally reflect short-term interest rates. Unlike a “money market deposit account” at a bank, money market funds are not insured. All Money market mutual funds typically invest in government securities, certificates of deposits, commercial paper of companies, and other highly liquid and low-risk securities. They attempt to keep their net asset value (NAV) at a constant $1.00 per share and expect only the yield to go up and down. But a money market’s per share NAV may fall below $1.00 if the investments perform poorly. While investor losses in money market funds have been rare, they are possible.

[19]

Weighted Average Maturity (WAM) to Final: The average time it takes for securities in a portfolio to mature, weighted in proportion to the dollar amount that is invested in the portfolio. The calculation for Weighted Average Maturity to Final will be based on Final Maturity for both Fixed and Floating Rate Instruments except in the case of Structured Products, which will use Expected Maturity.

[20]

Weighted Average Maturity (WAM) to Reset: The average time it takes for securities in a portfolio to mature, weighted in proportion to the dollar amount that is invested in the portfolio. The calculation for Weighted Average Maturity by Reset will be based on Final Maturity for Fixed Rate Instruments or the Interest Reset date for Floating Rate Instruments.

[21]	Tier One Long Term Credit Rating: A credit rating within the highest Long Term rating category of a Nationally Recognized Statistical Rating Organization (“NRSRO”).

Tier One Long Term Ratings consist of the following: S&P: AAA, AA+, AA, AA-, A+, A, A-;

Moody’s: Aaa, Aa1, Aa2, Aa3, A1, A2, A3;

Fitch: AAA, AA+, AA, AA-, A+, A, A-;

[22]	Exchange Traded Funds (ETFs): ETFs are index-based investment products that allow you to buy or sell shares of entire portfolios of stock in a single securities.
[23]	Markit ETF Collateral : ETFs listed on the Markit Index & ETF Data Management website www.markit.com/Documentation/Product/ETF_Colateral_Lists

Appendix 3

Eligible Collateral

The following forms of collateral are acceptable under the terms of this Agreement.

1.	Cash. The following are acceptable currencies:

US Dollar (USD)

2.	Government Securities. The following securities are acceptable under the terms of the Agreement:

U.S. Government Securities - Book-entry securities issued by the U.S. Treasury and any other securities issued or fully guaranteed as to principal and interest by the United States government.

US Government Sponsored Agencies Debt Securities:

•

US-FNMA, FHLMC, FHLB, FFCS – Debt securities issued by the Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation, the Federal Home Loan Bank, and the Federal Farm Credit System.

Cash-in-Lieu:

In the unlikely event where the Borrower is unable to supply and deliver securities described above as Collateral, a deposit of cash, which is not to be reinvested, is required to be held overnight to meet the collateral value requirements under the relevant MSLA, in the following currencies: U.S. Dollars(USD), Euro(EUR), Pound Sterling(GBP).